UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2011

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 200
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2011, upon receipt of all necessary regulatory approvals, State Bank Financial Corporation (the “Company”) and its subsidiary, State Bank and Trust Company (the “Bank”), appointed John S. Poelker to serve as Chief Financial Officer of the Company and the Bank.  Mr. Poelker has been providing consulting services to the Company and the Bank since August 2010.

Mr. Poelker, age 68, has spent over 45 years in a broad range of senior executive and consulting positions in the financial services industry with a focus on financial management.  From 2005 until 2011, Mr. Poelker served as President of The Poelker Consultancy, Inc., which provides strategic and financial management advisory and consulting services to bank and financial services companies.  While at The Poelker Consultancy, Mr. Poelker served as Interim Chief Executive Officer for Beach First National Bank from February 2010 until April 2010, as Interim President and Chief Executive Officer for State Bank of Georgia from December 2009 until February 2010, and as President and Chief Executive Officer of Georgian Bancorporation and Georgian Bank from July 2009 until September 2009.

Prior to starting The Poelker Consultancy, Mr. Poelker served as Chief Financial Officer of Old National Bancorp in Evansville, Indiana from 1998 until 2005.  He has also served as Chief Financial Officer of American General Finance, Inc. in Evansville, BankAmerica Corporation in San Francisco, Citizens & Southern Corporation in Atlanta, and Mercantile Bancorporation, Inc. in St. Louis.  Mr. Poelker has also served as Chairman and Chief Executive Officer of Fleet Finance in Atlanta.  He served as a director and as chairman of the audit committee of First Charter Corporation in Charlotte from 2006 until 2008, when the company was acquired by Fifth Third Corporation.  He received a bachelor’s degree in accounting from the University of Notre Dame, completed the Executive Program at the Stanford University Graduate School of Business, and was a certified public accountant in Missouri and Georgia.

Mr. Poelker is not under a written employment agreement with the Company or the Bank, but his base salary will be $300,000.  Mr. Poelker will also be entitled to participate in bonus, incentive, retirement, health, dental, welfare and other benefit plans and programs of the Company and the Bank applicable to employees generally or to senior executive officers.

Upon Mr. Poelker’s appointment on March 8, 2011, J. Daniel Speight resigned as Chief Financial Officer of the Company and the Bank.  Mr. Speight will continue to serve as Vice Chairman and Chief Operating Officer of the Company and the Bank.  In connection with Mr. Speight’s resignation, Mr. Speight and the Bank entered into a fourth amendment, effective March 8, 2011, to his Employment Agreement dated July 24, 2009, as amended (the “Employment Agreement”), to delete the provisions in the Employment Agreement that reference Mr. Speight’s duties or responsibilities to serve as Chief Financial Officer of the Bank.  As noted above, Mr. Speight will continue to serve as Vice Chairman and Chief Operating Officer under the terms of the Employment Agreement.  Pursuant to the fourth amendment, Mr. Speight and the Bank also waived any rights they might have otherwise had to assert that Mr. Speight’s resignation as Chief Financial Officer constituted termination for any reason under the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: March 14, 2011	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Operating Officer